UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2025

SSHT S&T GROUP LTD

(Exact name of registrant as specified in its charter)

Nevada	333-271831	93-0734888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Forest Hill Road, Henderson, Waitakere City 0612, New Zealand

(Address of principal executive offices & zip code)

+86 13908301960

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Following their recent acquisition of a majority stake in SSHT S&T Group Ltd (the “Company”), Mr. Jun Wang and Mr. Jianguo Geng, who are also directors of Jinhua Fengde Baiwang Intelligent Technology Group Co., Ltd., are actively exploring strategic business opportunities between SSHT S&T Group Ltd and Jinhua Fengde Baiwang Intelligent Technology Group Co., Ltd., a corporation organized under the laws of China.

The focus of these discussions includes potential business collaborations, market expansion strategies, and other strategic initiatives that could enhance the Company’s long-term growth prospects. While no definitive agreements have been reached at this time, both parties intend to leverage their respective expertise, industry resources, and operational strengths to evaluate mutually beneficial opportunities. These discussions remain preliminary, and there can be no assurance that any specific transaction or agreement will result. The Company will provide further updates as material developments occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SSHT S&T GROUP LTD
(Name of Registrant)

Date: March 13, 2025

	By:	/s/ Jianguo Geng
	Name:	Jianguo Geng
	Title:	Chief Executive Officer and Director

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